EXHIBIT 99.1

Press Release

Source: Coates International, Ltd.

COATES INTERNATIONAL, LTD. SIGNS A $20,000,000 EQUITY LINE OF CREDIT TODAY WITH DUTCHESS, A BOSTON BASED INVESTMENT FUND

Tuesday, June 07, 2011 – For Immediate Release

WALL TOWNSHIP, N.J. – (PR NEWSWIRE) – Coates International, Ltd. (OTCBB: COTE) – Coates International, Ltd. (the “Company”) is pleased to announce that it executed an Agreement with Dutchess Opportunity Fund, II, LP (“Dutchess”) for a $20,000,000 equity line of credit financing facility. Under this facility Dutchess will purchase shares of the Company’s common stock.

The Company is required to register the shares of common stock with the Securities and Exchange Commission (“SEC”).

The Company President and CEO, Mr. George J. Coates, stated that “the funds will be accessed at our sole discretion. It is necessary to have this line of credit to assist our production needs.”

The $10 million firm commitment from Black Swan Capital Group, Inc. address 999 18th Street, 30th Floor, Denver, CO 80202, has not closed as yet. More information will be forthcoming on Black Swan shortly.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Please see our filings with the Securities and Exchange Commission. Our public filings with the SEC may be viewed and printed on the website maintained by the SEC at http://www.sec.gov.

Contact Information:
Coates International Ltd.
Phone: 732-449-7717
E-Mail: info@coatesengine.com
THE COATES OFFICAL NEWS WEBSITE
www.mostadvancedengine.com